UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2012

HEICO Corporation
(Exact name of registrant as specified in its charter)

Florida	1-4604	65-0341002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Taft Street, Hollywood, Florida	33021
(Address of Principal Executive Offices)	(Zip Code)
(954) 987-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2012, HEICO Corporation (the “Company”) entered into two amendments to its $670 million Revolving Credit Facility (“Credit Facility”) with several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and SunTrust Bank, as Administrative Agent.  Pursuant to the First Amendment to the Credit Facility (“First Amendment”), the maturity date of the Credit Facility was extended by one year to December 14, 2017.  Pursuant to the Second Amendment to the Credit Facility (“Second Amendment”), certain covenants contained within the Credit Facility were amended to accommodate the payment of a one-time special and extraordinary cash dividend of $2.14 per share (the “Special Dividend”) on both classes of the Company's stock to be paid on or prior to December 31, 2012.  Specifically, the definition of Consolidated Fixed Charges, as such term is defined in the Credit Facility, was amended to exclude the Special Dividend for purposes of calculating the Credit Facility's financial covenant regarding the maintenance of a fixed charge coverage ratio.  Additionally, the Second Amendment amends the Credit Facility's financial covenant regarding restricted payments to exclude $1.00 per share of the Special Dividend (not to exceed $54 million in aggregate).

The description of the First Amendment and Second Amendment, as set forth in this Item 1.01, is qualified in its entirety by reference to the copy of such amendments filed as Exhibits 10.1 and 10.2, respectively, to this report on Form 8-K, which are incorporated by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

10.1
First Amendment to Revolving Credit Agreement, effective as of December 11, 2012, among HEICO Corporation, as Borrower, the Lenders from time to time party hereto and Sun Trust Bank, as Administrative Agent.

10.2
Second Amendment to Revolving Credit Agreement, effective as of December 11, 2012, among HEICO Corporation, as Borrower, the Lenders from time to time party hereto and Sun Trust Bank, as Administrative Agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2012	HEICO CORPORATION

	By:	/s/ CARLOS L. MACAU, JR.
Carlos L. Macau, Jr.
Executive Vice President - Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit	Description

10.1
First Amendment to Revolving Credit Agreement, effective as of December 11, 2012, among HEICO Corporation, as Borrower, the Lenders from time to time party hereto and Sun Trust Bank, as Administrative Agent.

10.2
Second Amendment to Revolving Credit Agreement, effective as of December 11, 2012, among HEICO Corporation, as Borrower, the Lenders from time to time party hereto and Sun Trust Bank, as Administrative Agent.